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                           [Heller Ehrman Letterhead]

                                                                     Exhibit 8.1
                                 March 31, 1999


REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

Ladies and Gentlemen:

     You have requested our opinion regarding certain United States federal income tax consequences of the proposed acquisition (the "Acquisition") of Airtech plc, a U.K. corporation ("Target"), by REMEC, Inc., a California corporation ("REMEC"). Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Recommended Offer by Quartz Capital Partners Limited on behalf of REMEC, Inc. for Airtech plc, including the appendices thereto (the "Offer Document"), filed by REMEC with the Securities and Exchange Commission on March 8, 1999, as amended through the date first set forth above (the "Registration Statement"). Unless otherwise indicated, all "Section" references are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as United States counsel to REMEC in connection with the Acquisition. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of, the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a)  the Offer Document;

     (b)  the Registration Statement;

     (c) those tax representation letters delivered to us by REMEC and Target regarding the Acquisition and the tax representation letter delivered to us by Mr. Nicholas Randall (the "Tax Representation Letters"); and

     (d) such other instruments and documents related to the formation, organization, and operation of REMEC and Target and related to the consummation of the Acquisition and the other transactions contemplated by the Offer Document as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (i) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the time when the Offer becomes or is declared unconditional in all respects) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness
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REMEC, Inc.                                      HELLER EHRMAN WHITE & McAULIFFE
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thereof;

     (ii) All representations, warranties, and statements made or agreed to by REMEC and Target, their managements, employees, officers, directors, and stockholders in connection with the Acquisition, including, but not limited to, those set forth in the Offer Document and the Registration Statement (including the exhibits to each) and the Tax Representation Letters, are true and accurate at all relevant times;

     (iii) All covenants contained in the Offer Document and the Registration Statement (including the exhibits to each) and the Tax Representation Letters will be performed without waiver or breach of any material provision thereof;

     (iv) The Acquisition will be reported by REMEC and Target on their respective U.S. federal or U.K. income tax returns, as appropriate, in a manner consistent with the opinion set forth below; and

     (v) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we have reviewed the discussion entitled "Taxation" contained in the Offer Document, excluding the two subsections therein entitled "UK Taxation" (the "US Taxation Discussion"), and, insofar as it relates to statements of law and legal conclusions, the US Taxation Discussion is correct in all material respects.

     This opinion is limited to the federal income tax consequences of the Acquisition and does not address the various state or local tax consequences that may result from the Acquisition or the other transactions contemplated by the Offer Document. In addition, no opinion is expressed as to any federal income tax consequence of the Acquisition or the other transactions contemplated by the Offer Document except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, financial institutions, tax-exempt entities, persons who have acquired or acquire Airtech Shares pursuant to the exercise of options under the Airtech Share Option Schemes or otherwise (or otherwise as compensation), persons whose REMEC Common Stock will form part of the business property of a permanent establishment of an enterprise in the US within the meaning of Article 7(1) of the UK-US estate tax treaty presently in force, persons who are US Residents and UK Residents, certain US nonresident alien individuals who were US citizens or US lawful permanent residents within the past ten years, and US Residents whose functional currency is not the US dollar). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied is not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

     This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our judgment as to the likely outcome if the federal income tax consequences discussed in the US Taxation Discussion were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any
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REMEC, Inc.                                      HELLER EHRMAN WHITE & McAULIFFE
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new developments in the application or interpretation of the federal income tax laws.

     This opinion is being delivered solely in connection with the Offer Document and the Registration Statement. We consent to the reference to our firm under the caption "Taxation" in the Offer Document. We consent to the reference to our firm under the caption in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,


                                          /s/ HELLER EHRMAN WHITE & McAULIFFE